EXHIBIT 99.1

IDAHO STRATEGIC RESOURCES, INC.

(the “Company”)

CHARTER OF THE AUDIT COMMITTEE

I.	PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of the Company to assist the Board in fulfilling its oversight responsibilities relating to the Company’s financial reporting, financial control, risk management and shareholder communications as required by a publicly traded company in the United States or elsewhere, as the case may be.

The Committee has the authority to conduct any investigation appropriate to its responsibilities, and it may request the independent auditors as well as any officer(s) of the Company, or outside counsel for the Company, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee. The Committee shall have unrestricted access to the books and records of the Company, its subsidiaries and joint ventures, and shall have the authority, which it may exercise unilaterally or concurrently with the Company’s chief executive officer (the “CEO”) or the Board, to retain, at the expense of the Company, special legal, accounting, or other consultants or experts to assist in the performance of the Committee’s duties.

The Committee shall review and assess the adequacy of this Charter annually and shall submit any proposed amendments to the Board for approval.

II.	RESPONSIBILITIES

A.	Independent Auditors

1.

The Committee shall recommend to the Board the independent auditors to be nominated for appointment or re-appointment by the shareholders, review the appropriateness and reasonableness of the proposed audit fees and require the independent auditors to report directly to the Committee.

2.	The Committee shall oversee the work of the independent auditors, including the resolution of all disagreements between management and the independent auditors regarding financial reporting.

3.

The Committee shall obtain timely reports from the independent auditors describing (i) critical accounting policies and practices, (ii) alternative treatments of information within generally accepted accounting principles that were discussed with management, the ramifications of such alternative treatments, and the treatment preferred by the independent auditors, (iii) the introduction of new accounting standards as proposed by the American Institute of Certified Public Accountants, (iv) all material written communications between the Company and the independent auditors, (v) planning and staffing of the audit, and (vi) whether the independent auditor has received the full co- operation of management and the Company, any difficulties encountered in the course of the audit work, any restrictions imposed on the scope of activities or access to requested information or any significant disagreements with management and management’s responses.

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4.

The Committee shall pre-approve or approve, if permitted by law, the appointment of the independent auditors to provide any audit service or non-prohibited non-audit service and, if desired, establish detailed policies and procedures for the pre-approval of audit services or non-prohibited non-audit services by the independent auditors. The Committee may delegate this responsibility to one or more members of the Committee to the extent permitted by applicable law provided that any pre-approvals granted pursuant to such delegation must be detailed as to the particular service to be provided, may not delegate Committee responsibilities to management and must be reported to the full Committee at its next scheduled meeting.

5.	The Committee shall review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former independent auditors of the Company.

6.

At least annually, confirm that the independent auditors have submitted a formal written statement describing all of their relationships with the Company; discuss with the independent auditors any disclosed relationships or services that may affect their objectivity and independence; obtain written confirmation from the independent auditors that they are objective within the meaning of the rules of professional conduct/code of ethics applicable to them and is an independent public accountant within the meaning of the federal securities legislation administered by the United States Securities and Exchange Commission, and is in compliance with any independent requirements adopted by the Public Company Accounting Oversight Board; and confirm that the independent auditor has complied with applicable laws with the rotation of certain members of the audit engagement team.

7.	The Committee shall make inquiries that the auditors are in good standing with the Public Company Accounting Oversight Board.

8.

The Committee shall be responsible, where there is to be a change in auditors, to review the issues related to the change and the information to be included in the required notice to be filed with the securities regulators with respect to such change.

B.	Financial Accounting and Reporting Process

1.

Prior to disclosure to the public, review and, where appropriate, recommend for approval to the Board, (i) the annual audited financial statements, (ii) the quarterly interim unaudited financial statements, (iii) the annual and interim management discussion and analysis (MD&A), and (iv) earnings news releases and all other audited or unaudited financial information contained in public disclosure documents.

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2.

From time to time the Committee shall have the authority to approve interim financial statements, interim MD&A and other such interim documents related to the interim filings on behalf of the full Board. In the situation where this occurs, the full Board shall receive all documents relating to the filing and such briefing papers as was presented to the Committee.

3.

The Committee shall meet no less frequently than annually with the independent auditors and the CEO or, in the absence of a chief financial officer (“CFO”), with the officer of the Company in charge of financial matters, to review accounting practices, internal control functions and such other matters as the Committee, CFO or, in the absence of a CFO, the officer of the Company in charge of financial matters, deems appropriate.

4.

The Committee shall be satisfied that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements and periodically assess the adequacy of these procedures.

5.	The Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.

The Committee shall inquire of management and the independent auditors about significant financial risks or exposures, both internal and external, to which the Company may be subject, and assess the steps management has taken to mitigate such risks as appropriate.

7.

The Committee shall review the post-audit or management letter containing the recommendations of the independent auditors and management’s response and subsequent follow-up to any identified weaknesses.

8.	The Committee shall provide oversight to related party transactions entered into by the Company.

9.

While the Company does not restrict the ability of its members to serve on the audit committee of other public companies contemporaneously with serving as a member of the Committee, the Committee shall reserve the right to periodically review the number of such other commitments with a view to ensuring that its members have the availability and capacity to perform their responsibilities.

10.

The Committee will review with the CEO and the CFO the Company’s disclosure controls and procedures and at least annually will review management’s conclusions about the efficacy of disclosure controls and procedures, including any significant deficiencies or material non-compliance with disclosure controls and procedures.

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In connection with its review of the annual audited financial statements and quarterly financial statements, the Committee will also review the process for the CEO and CFO certifications with respect to the financial statements and the Company’s disclosure controls and internal controls, including any material deficiencies or changes in those controls. The Committee will review the disclosures made to the Committee by the Company’s CEO and CFO during their certification process. In particular, the Committee will review with the CEO, CFO and independent auditors: (i) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting that could adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the United States Securities Exchange Act of 1934, as amended, within the required time periods, and (ii) any fraud, whether or not material, that involves management of the Company or other employees who have a significant role in the Company’s internal control over financial reporting.

The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of: (i) compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

C.	Other Responsibilities

1.	The Committee shall perform any other activities consistent with this Charter and governing law, as the Committee or the Board deems necessary or appropriate.

2.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s management information circular.

III.	COMPOSITION AND MEETINGS

1.

The composition of the Committee and its members shall meet all applicable legal, regulatory and listing requirements, including, without limitation, provincial, federal and state securities laws, the listing requirements of the NYSE American.

2.	The Committee shall be composed of two or more directors as shall be designated by the Board from time to time, one of whom shall be designated by the Board to serve as Chair.

3.

All members of the Committee shall be “independent” and shall meet the independence requirements of subparagraph b.1.ii of Rule 10A-3 adopted under the Securities Exchange Act of 1934). In addition, each member of the Committee shall be “financially literate” and shall meet the financial literacy requirements of the NYSE American Exchange. At least one member shall be an “audit committee financial expert” (as defined in Regulation S-K, Item 407(d)(5)).

4.

The Committee shall meet at least quarterly, at the discretion of the Chair or a majority of its members, as circumstances dictate or as may be required by applicable legal or listing requirements. A minimum of two and at least 50% of the members of the Committee present either in person or by telephone shall constitute a quorum.

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5.

If within one-half of an hour of the time appointed for a meeting of the Committee, a quorum is not present, the meeting shall stand adjourned to the same time on the next business day following the date of such meeting at the same place. If at the adjourned meeting a quorum as hereinbefore specified is not present within one-half of an hour of the time appointed for such adjourned meeting, such meeting shall stand adjourned to the same time on the next business day following the date of such meeting at the same place. If at the second adjourned meeting a quorum as hereinbefore specified is not present, the quorum for the adjourned meeting shall consist of the members then present.

6.	If and whenever a vacancy shall exist, the remaining members of the Committee may exercise all of its powers and responsibilities so long as a quorum remains in office.

7.

The time and place at which meetings of the Committee shall be held, and procedures at such meetings, shall be determined from time to time by, the Committee. A meeting of the Committee may be called by letter, telephone, email or other communication equipment, by giving at least 48 hours notice, provided that no notice of a meeting shall be necessary if all of the members are present either in person or by means of conference telephone or if those absent have waived notice or otherwise signified their consent to the holding of such meeting.

8.

Any member of the Committee may participate in a meeting of the Committee by means of conference telephone or other communication equipment, and the member participating in a meeting pursuant to this paragraph shall be deemed, for purposes hereof, to be present in person at the meeting.

9.

The Committee shall keep minutes of its meetings which shall be submitted to the Board. The Committee may, from time to time, appoint any person who need not be a member, to act as a recording secretary at any meeting.

10.

The Committee may invite its independent auditors and such officers, directors and employees of the Company and its subsidiaries as it may see fit, from time to time, to attend meetings of the Committee.

11.

Any matters to be determined by the Committee shall be decided by a majority of votes cast at a meeting of the Committee called for such purpose. Actions of the Committee may be taken by an instrument or instruments in writing signed by all members of the Committee, and such actions shall be effective as though they had been decided by a majority of votes cast at a meeting of the Committee called for such purpose. All decisions or recommendations of the Committee shall require the approval of the Board prior to implementation.

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